Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Rule 13a – 14(a) of the Securities Exchange Act of 1934 and 18 U.S.C., Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

I hereby certify that the accompanying Report of MidWestOne Financial Group, Inc. on Form 10-Q for the quarter ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of MidWestOne Financial Group, Inc.

/s/ Charles S. Howard
Charles S. Howard
Chairman, President &
Chief Executive Officer

/s/ David A. Meinert
David A. Meinert
Executive Vice President &
Chief Financial Officer